                                                                      Exhibit 99


ARTESYN(R)
TECHNOLOGIES                                                        NEWS RELEASE

For Immediate Release

Company Contacts
Richard Thompson                                   Richard Leland
Chief Financial Officer                            Director, Investor Relations
(561) 451-1000                                     (561) 451-1028

                ARTESYN REPORTS SECOND QUARTER FINANCIAL RESULTS

                             ______________________

              CASH BALANCES INCREASE TO $87 MILLION - DEBT REDUCED

BOCA RATON, Fla., July 23, 2002 - - Artesyn Technologies, Inc. (Nasdaq NM: ATSN) today reported financial results for the quarter ended June 28, 2002. Revenue for the quarter totaled $90.9 million, down from $127.7 million a year ago and in line with expectations. The company incurred a loss of $(0.13) per diluted share for the quarter, excluding charges. This compares to a cash loss of $(0.17) per diluted share in 2001, excluding charges.

Total orders in the quarter were $78.4 million, with a book-to-bill ratio of
0.86. Backlog at the end of the quarter stood at $76.9 million, with approximately $71 million of this amount shippable in the third quarter.

"While we experienced modest sequential growth in our core power business, ongoing weakness in the wireless and telecom sectors had a negative impact on revenue for the quarter," commented Artesyn's President and CEO, Joseph M. O'Donnell. "The impact was especially severe on our Communications Products group, which experienced a 50% drop in quarterly revenues. Unfortunately, this volatility is projected to continue in the second half of the year. Absent any noticeable signs of improvement, we are maintaining a conservative outlook and expect second half performance to remain relatively flat with the first."

"Until our end markets begin to show signs of sustained growth, we will continue to take actions to reduce our structural costs and manage for cash flow," O'Donnell continued. "Since the beginning of this slowdown in early 2001, we have removed over $60 million in costs from the company, while greatly improving our balance sheet position. This focus continued in the second quarter as we generated over $10 million in cash flow from operations, allowing us to reduce long-term debt by $7 million to $63 million, while increasing the cash balance to $87 million. These improvements to our financial profile will provide us with significant leverage not only as volumes return, but also competitively as we pursue new business."

Artesyn announced earlier in the quarter a series of cost reduction initiatives, including plans to close its Kindberg, Austria manufacturing facility. Effected production will be transferred to the company's low-cost facilities in Hungary and China throughout the second half of the year. These actions are expected to create over $10 million in annual cost savings when fully implemented. In conjunction with these actions, Artesyn expects to record a total pre-tax restructuring charge of $9 to $10 million. During the second quarter the company recognized $7.1 million of this charge, with the remaining balance expected over the succeeding three quarters. Including the impact of this charge, the second quarter net loss was $10.1 million, or $(0.26) per diluted share.

Investors will have the opportunity to listen to management's discussion of this release in a conference call to be held on July 23, 2002 at 8:30 a.m. Eastern time either by calling (800) 711-4000 (passcode: O'Donnell) or over the Internet at http://www.artesyn.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. The web cast will be available for replay immediately following the teleconference.

Artesyn Technologies, Inc., headquartered in Boca Raton, Fla, is a leading provider of advanced power conversion equipment and real-time subsystems to the communications industry. With one of the broadest portfolios of power products available, Artesyn offers customers a wide range of high efficiency AC/DC power supplies, as well as advanced DC/DC and Point-of-Load converters for distributed power architectures. Artesyn's line of WAN interfaces, CPU boards, DSP solutions and protocol stacks are also at work in many of today's leading Teledatacom(TM) networks. For more information about Artesyn Technologies and its products, please visit the company's web site at http://www.artesyn.com.

This release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. Readers are cautioned that these forward-looking statements may differ materially from actual future events or results. Readers are referred to the documents periodically filed by Artesyn with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Some of these factors include, but are not limited to, integration of operations and technology, market acceptance of existing and new products, dependence on and volatility of foreign sales, the potential for fluctuations in operating results and general technological changes which may render our existing products obsolete. Any forward-looking statement made in this release is made as of the date of this release and Artesyn assumes no obligation to update any such forward-looking statement.

                           Artesyn Technologies, Inc.
                              Financial Highlights
                      (In Thousands Except per Share Data)
                                   (Unaudited)

                                                     Thirteen Weeks Ended              Twenty-Six Weeks Ended
                                                -------------------------------     ------------------------------
                                                   June 28,         June 29,          June28,          June 29,
                                                     2002              2001             2002             2001
                                                ---------------    ------------     -------------    -------------
  Orders                                             $  78,411       $  30,356         $ 165,822        $ 143,553

  Sales    -Power Conversion                            85,736         100,542           165,871          221,754
           -Communications Products                      5,159          13,495            15,529           29,416
           -Other                                            -          13,679                 -           26,821
                                                --------------     -----------      ------------     ------------
                  Total                                 90,895         127,716           181,400          277,991

  Operating loss                                       (12,148)        (27,661)          (20,305)         (32,996)
  EBITDA                                                (5,134)        (18,952)           (6,710)         (16,403)

  Diluted Earnings Per Share Data
  Cash Loss Excluding Charges*                           (0.13)          (0.17)            (0.30)           (0.25)
  Cash Loss*                                             (0.26)          (0.52)            (0.46)           (0.60)
  Loss per Share*                                        (0.26)          (0.57)            (0.46)           (0.70)
  Common and Common Equivalent Shares                   38,382          38,195            38,358           38,222

  * Cash loss represents loss before after-tax goodwill amortization charges. Due to a change in accounting principal, there was no amortization of goodwill in 2002. Therefore, cash loss and net loss are the same for the 2002 periods.

                           Artesyn Technologies, Inc.
                 Condensed Consolidated Statements of Operations
                      (In Thousands Except per Share Data)
                                   (Unaudited)

                                                         Thirteen Weeks Ended                Twenty-Six Weeks Ended
                                                   ----------------------------------    --------------------------------
                                                     June 28,            June 29,          June 28,          June 29,
                                                       2002                2001              2002              2001
                                                   --------------     ---------------    --------------    --------------
Sales                                                  $  90,895           $ 127,716          $181,400         $ 277,991
Cost of Sales                                             78,861             118,239           158,124           243,750
                                                   -------------      --------------     -------------     -------------
      Gross Profit                                        12,034               9,477            23,276            34,241
                                                   -------------      --------------     -------------     -------------

Operating Expenses

   Selling, general and administrative                     8,831              15,438            18,594            31,366
   Research and development                                8,276              11,507            16,863            23,712
   Amortization of goodwill                                    -               1,992                 -             3,958
   Restructuring and other charges                         7,075               8,201             8,124             8,201
                                                   -------------      --------------     -------------     -------------
      Total Operating Expenses                            24,182              37,138            43,581            67,237
                                                   -------------      --------------     -------------     -------------
Operating Loss                                           (12,148)            (27,661)          (20,305)          (32,996)

Interest Expense, net                                     (1,757)             (1,868)           (3,677)           (3,499)
                                                   -------------      --------------     -------------     -------------

Loss Before Income taxes                                 (13,905)            (29,529)          (23,982)          (36,495)
Benefit for Income Taxes                                  (3,755)             (7,625)           (6,475)           (9,854)
                                                   -------------      --------------     -------------     -------------

Net Loss                                               $ (10,150)          $ (21,904)         $(17,507)        $ (26,641)
                                                   =============      ==============     =============     =============
Loss per Share

   Basic                                               $   (0.26)          $   (0.57)         $  (0.46)        $   (0.70)
                                                   =============      ==============     =============     =============
   Diluted                                             $   (0.26)          $   (0.57)         $  (0.46)        $   (0.70)
                                                   =============      ==============     =============     =============

Common and Common Equivalent Shares Outstanding

   Basic                                                  38,382              38,195            38,358            38,222
   Diluted                                                38,382              38,195            38,358            38,222



         The following table includes items used to reconcile after-tax earnings to cash earnings:

                                                         Thirteen Weeks Ended                 Twenty-Six Weeks Ended
                                                   ----------------------------------    ---------------------------------
                                                     June 28,           June 29,           June 28,           June 29,
                                                       2002               2001               2002               2001
                                                   --------------     ---------------    --------------    ---------------
Loss per share                                            $(0.26)             $(0.57)           $(0.46)            $(0.70)
After-tax goodwill amortization                                -                0.05                 -               0.10
After-tax restructuring charges                             0.13                0.16              0.16               0.16
After-tax excess and obsolete inventory charge                 -                0.19                 -               0.19
                                                   -------------      --------------     -------------     --------------
     Cash loss excluding charges                          $(0.13)             $(0.17)           $(0.30)            $(0.25)
                                                   =============      ==============     =============     ==============

                           Artesyn Technologies, Inc.
            Condensed Consolidated Statements of Financial Condition
                                 (In Thousands)
                                   (Unaudited)

                                                                   June 28,            December 28,
                                                                     2002                 2001
                                                             ------------------    -----------------
ASSETS
Current Assets
   Cash and equivalents                                          $    87,059            $   54,083
   Accounts receivable, net                                           57,885                72,580
   Inventories, net                                                   86,441               103,556
   Prepaid expenses and other                                          3,980                 2,690
   Deferred income taxes, net                                         12,854                12,398
                                                             ---------------       ---------------
      Total current assets                                           248,219               245,307
                                                             ---------------       ---------------

Property, Plant & Equipment, Net                                      93,011               103,291
                                                             ---------------       ---------------

Other Assets

   Goodwill, net                                                      66,999                64,573
   Deferred tax asset, net                                            18,413                10,103
   Other assets, net                                                   3,748                 3,209
                                                             ---------------       ---------------
      Total other assets                                              89,160                77,885
                                                             ---------------       ---------------

         Total Assets                                            $   430,390            $  426,483
                                                             ===============       ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities

   Current maturities of long-term debt and capital leases       $        75            $      207
   Accounts payable and accrued liabilities                           97,966                92,324
                                                             ---------------       ---------------
     Total current liabilities                                        98,041                92,531
                                                             ---------------       ---------------

Long-Term Liabilities

Long-term debt and capital leases                                     62,876               100,399
Convertible subordinated debt                                         45,746                     -
Other long-term liabilities                                           11,915                14,308
                                                             ---------------       ---------------
     Total long-term liabilities                                     120,537               114,707
                                                             ---------------       ---------------

     Total liabilities                                               218,578               207,238

Shareholders' Equity                                                 211,812               219,245
                                                             ---------------       ---------------

   Total Liabilities and Shareholders' Equity                    $   430,390            $  426,483
                                                             ===============       ===============

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